UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 16, 2007

DTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5171 Clareton Drive, Agoura Hills, CA		91301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(818) 706-3525

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information reported under Items 2.02 and 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document filed with the Commission.

On February 20, 2007, DTS, Inc. (the “Registrant”) issued a press release announcing its financial results for the quarter and twelve months ended December 31, 2006 and related information. A copy of the press release is attached as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

The Registrant issued a press release on February 20, 2007, announcing that, at a meeting held on Friday, February 16, 2007, its Board of Directors committed to a plan to sell the DTS Digital Cinema business. In August 2006, the Registrant announced that it was studying the potential separation of its business and in November 2006, the Registrant announced its intent to proceed with the separation of its Cinema and Digital Images businesses from its Consumer licensing business. The sales process has begun and is expected to conclude later in 2007. Beginning in the first quarter of 2007, management expects to report financial results related to its DTS Digital Cinema business as “discontinued operations.” At this time, the Registrant is unable in good faith to make a full determination of the estimates required by paragraphs (b), (c) or (d) of Item 2.05 of this Form 8-K. The Registrant will file an amendment to this Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates or range of estimates.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 20, 2007 of the Registrant, announcing its financial results for the quarter and twelve months ended December 31, 2006 and related information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: February 20, 2007
/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President,
Finance and Chief
Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 20, 2007 of the Registrant, announcing its financial results for the quarter and twelve months ended December 31, 2006 and related information.